     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1999
                           REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                     DIPLOMAT DIRECT MARKETING CORPORATION
                     -------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3727399
                                   ----------
                      (I.R.S. Employer Identification No.)

                  414 Alfred Avenue, Teaneck, New Jersey 07666
                  --------------------------------------------
         (Address, including Zip Code, of Principal Executive Offices)

                             1992 Stock Option Plan
                             1996 Stock Option Plan
                             1998 Stock Option Plan
                             ----------------------
                           (Full Titles of the Plans)





                                Warren H. Golden
                            Chief Executive Officer
                     Diplomat Direct Marketing Corporation
                               414 Alfred Avenue
                           Teaneck, New Jersey 07666
                                 (201) 833-4450

           [name, address and telephone number of agent for service]



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

                        CALCULATION OF REGISTRATION FEE


Title of Securities     Amount Being     Proposed              Proposed           Amount of
To Be Registered        Registered       Maximum               Maximum            Registration Fee
                                         Offering Price Per    Aggregate
                                         Security(1)           Offering Price
Common Stock,
$.0001 par value
per share               2,900,000        $.796875              $2,310,938         $642.44




(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The average of the last bid and asked price as reported on the Nasdaq Stock Market on July 9, 1999 (within 5 business days prior to the filing of this Registration Statement) was $.796875.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.

                  The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such documents. Requests for such information should be directed to Diplomat Direct Marketing Corporation, 414 Alfred Avenue, Teaneck, New Jersey 07666.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by Diplomat Direct Marketing Corpoation (the "Company") with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the Year Ended September 30, 1998.

         (2) The Company's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 1998.

         (3) The Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1999

                  In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. All information appearing in this Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such documents. Requests for such information should be directed to Diplomat Direct Marketing Corporation, 414 Alfred Avenue, Teaneck, New Jersey 07666, (201)833-4450.

Item 4.   DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS

                  The validity of the shares being registered will be passed upon by Gersten, Savage & Kaplowitz, LLP. Certain members of Gersten, Savage & Kaplowitz, LLP own approximately 1,200,000 shares of common stock and options to purchase approximately 300,000 shares of common stock.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  The by-laws of the Company provide that the Company shall indemnify, to the fullest extent permitted by Delaware law, directors and officers (and former officers and directors) of the Company. Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been an officer or director of the Company if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the best interests of the Company, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.  EXHIBITS

5.1               Opinion and Consent of Gersten, Savage & Kaplowitz, LLP
10.1              1992 Stock Option Plan (1)
10.1              1996 Stock Option Plan (2)
10.2              1998 Stock Option Plan (3)
23.1              Consent of BDO Seidman, LLP
23.2              Consent of Feldman, Sherb Horowitz & Co., P.C. (formerly
                    Feldman Sherb Ehrlich & Co., P.C.)

(1)Incorporated by reference to Diplomat Corporation Registration Statement
No 33-66910-NY.
(2) Incorporated by reference to Diplomat Corporation Annual Report on Form 10-KSB for the year ended September 30, 1996.
(3) Incorporated by reference to Diplomat Corporate Proxy Statement in Schedule 14A filed April 29, 1998.

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change such information in the registration statement, provided, however, that paragraphs 9(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 1J(d) or the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 1J(d) or the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Teaneck, State of New Jersey, the 8th day of July, 1999.

                DIPLOMAT DIRECT MARKETING CORPORATION

                          By: /s/ WARREN H. GOLDEN
                              ---------------------------------------
                              Warren H. Golden
                              President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and has appointed Warren H. Golden, President and Chief Executive Officer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                               Date
---------                                            -----                                               ----

/s/ WARREN H. GOLDEN                 President, Chief Executive Officer and Director               July 8, 1999
----------------------------------
    Warren H. Golden

/s/ ROBERT M. RUBIN                  Chairman of the Board                                         July 8, 1999
----------------------------------
    Robert M. Rubin

/s/ STEPHANIE SOBEL                  Executive Vice President and Director                         July 8, 1999
----------------------------------
    Stephanie Sobel

/s/ STUART LEIDERMAN                 Divisional President of Ecology Kids and Director             July 8, 1999
----------------------------------
    Stuart Leiderman

/s/ MARK J. MCSWEENEY                Chief Financial Officer                                       July 8, 1999
----------------------------------
    Mark J. McSweeney

/s/ JULIA ARYEH                      Chief Strategic Officer, Secretary and Director               July 8, 1999
----------------------------------
    Julia Aryeh

                                     Director
----------------------------------
    Howard B. Katz

/s/ DAVID ABEL                       Director                                                      July 8, 1999
----------------------------------
    David Abel

                                 EXHIBIT INDEX


5.1               Opinion and Consent of Gersten, Savage & Kaplowitz, LLP
10.1              1992 Stock Option Plan (1)
10.1              1996 Stock Option Plan (2)
10.2              1998 Stock Option Plan (3)
23.1              Consent of BDO Seidman, LLP
23.2              Consent of Feldman, Sherb Horowitz & Co., P.C. (formerly
                   Feldman, Sherb Ehrlich & Co., P.C.)

(1)Incorporated by reference to Diplomat Corporation Registration Statement
No 33-66910-NY.
(2) Incorporated by reference to Diplomat Corporation Annual Report on Form 10-KSB for the year ended September 30, 1996.
(3) Incorporated by reference to Diplomat Corporate Proxy Statement in Schedule 14A filed April 29, 1998.